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                                                    OPTION/WARRANT NO.:


                         STOCK OPTION/WARRANT AGREEMENT


         THIS STOCK OPTION/WARRANT AGREEMENT ("Agreement") dated as of the 1st day of January, 1996, between PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO") and RICHARD E. FIELD, an individual ("Field").


                                   BACKGROUND


         A. PAMCO's wholly-owned life insurance subsidiary, Provident Indemnity Life Insurance Company ("PILIC"), and Field have entered into a marketing and consulting agreement with respect to the marketing of certain life and health insurance programs/products of PILIC by Field (the "Marketing Agreement").

         B. In connection with the Marketing Agreement, PAMCO has agreed to issue options to Field on an annual basis to purchase shares of PAMCO common stock, $.10 par value per share (the "PAMCO Stock"), based upon the amount of annualized health insurance premiums realized by PILIC as a result of the sale of its products "THE PROVIDENT SOLUTION" and "HEALTHQUEST" ("Annualized Premium").


         NOW THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:


               1. Grant of the Option. Subject to the terms and conditions set forth in this Agreement and any adjustment required pursuant to Paragraph 5 hereof, PAMCO grants to Field an option (the "Option") to purchase shares of PAMCO Stock (the "Option Shares") at a price equal to the Market Price of the PAMCO Stock as of the applicable date, as follows:

                  a. For the one-year period commencing on January 1, 1996 and ending on December 31, 1996, provided that PILIC has realized at least $35 million of Annualized Premium (as defined herein), PAMCO agrees to grant to Field as of December 31, 1996 an Option to purchase 100,000 shares of PAMCO Stock at the Market Price on January 1, 1996, subject to adjustment as provided in Paragraph 5 hereof. However, in the event that PILIC has not realized at least $35 million of Annualized Premium which is in force on December 31, 1996, no Options shall be issued for the year 1996.

                  b. For the one-year period commencing on January 1, 1997 and ending on December 31, 1997, provided that PILIC has realized at least $45 million of new Annualized Premium (as defined herein), PAMCO agrees to grant to Field as of December 31, 1997 an Option to purchase 100,000 shares of PAMCO Stock at the Market Price on January 1, 1997, subject to adjustment as provided in Paragraph 5 hereof. However, in the event that PILIC has not realized at


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least $45 million of new Annualized Premium which is in force on December 31,
1997, no Options shall be issued for the year 1997.

                  c. For the one-year period commencing on January 1, 1998 and ending on December 31, 1998, provided that PILIC has realized at least $50 million of new Annualized Premium (as defined herein), PAMCO agrees to grant to Field as of December 31, 1998 an Option to purchase 100,000 shares of PAMCO Stock at the Market Price on January 1, 1998, subject to adjustment as provided in Paragraph 5 hereof. However, in the event that PILIC has not realized at least $50 million of new Annualized Premium which is in force on December 31, 1998, no Options shall be issued for the year 1998.

                  d. The parties agree that the Annualized Premium amounts set forth in this Paragraph 1 have been specifically negotiated, that partial or substantial performance shall not be sufficient for the award of an Option, and that an Option shall only be issued in the event that the respective targeted Annualized Premium has been produced and is in force on December 31 of that year.

As used herein, the term "Market Price" shall mean, with respect to one share of PAMCO Stock at any date, the average of the daily closing prices for the 30 consecutive business days before the day in question, as adjusted for any stock dividend, split, combination, or reclassification that took effect during such 30 business day period, or, in case no sales took place on any day in question during such 30 business day period, the last bid price on such day, in either case on the principal national securities exchange on which the PAMCO Stock is then listed or admitted to trading, or on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), National Market System, or, if the PAMCO Stock is not listed or admitted for trading on any such exchange or on the NASDAQ National Market System on any day in question, then such price as shall be deemed to be the last bid price quoted on the NASDAQ interdealer quotation system on such day, or, if the PAMCO Stock is not listed or admitted for trading on the NASDAQ interdealer quotation system, then the price shall be deemed to be the last reported bid price on such day as reported by the National Quotation Bureau, Inc., provided, however, that if the PAMCO Stock is not traded in such matter that the quotations referred to in this subsection are available for the period required hereunder, the Market Price shall be determined in good faith by at least a majority of the members of the Board of Directors of PAMCO.

               2. Conditions and Exercise of the Option.

                  a. The Options to be granted hereunder shall become exercisable by Field as of the date of the grant, provided that as of such date the Annualized Premium for which the Options were granted is then in force. If the Annualized Premium therefor is not then in force, then the Option with respect to such Annualized Premium shall be terminated and of no further force or effect.

                  b. Subject to the terms and conditions hereof, the Option or any part thereof may be exercised in accordance with the terms hereof, in whole or in part, by written notice to PAMCO.

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                  c.  The notice of exercise shall specify the number of Option
Shares to be purchased, shall acknowledge and agree that such Option Shares are being purchased for investment and not for distribution or resale, and shall be accompanied by payment in cash or by certified or bank cashier's check payable to the order of PAMCO, for the aggregate price of the Option Shares being purchased. Such exercise shall be effective upon the actual receipt of such written notice and payment to PAMCO.

                  d. Field shall have no rights or privileges as a shareholder of PAMCO with respect to the Option Shares then being purchased until the date on which a stock certificate representing such Option Shares has been issued to Field.

                  e. Upon the partial exercise by Field of any Option herein granted, upon written notification to PAMCO and the surrender of the Option to PAMCO, Field shall be entitled to be issued an Option to purchase such lesser number of Option Shares as Field shall request. The Option granted hereunder shall expire with respect to any Option Shares as to which Field has not exercised the Option on or before the Expiration Date (as defined below).

               3. Termination of the Option. Unless sooner exercised, the Options granted hereunder shall expire at 5:00 P.M. five years from the date of issue (the "Expiration Date").

               4. Transfer of the Option. After the date on which Options are to be granted pursuant to the provisions of Paragraph 1 hereof, the Options which have been granted shall be freely transferable by Field, to any person or entity at any time, without condition, by presentation of the Option to PAMCO, properly endorsed for transfer. In the event that the Option is being transferred, the owner agrees by holding this Option that the Option, when endorsed in blank, may be deemed negotiable and that the owner, when this Option shall have been endorsed, may be treated by PAMCO and all other persons dealing with the Option as the absolute owner thereof for any purpose, and as the party entitled to exercise the rights represented by this Option, or to the transfer thereof on the books of PAMCO, any notice to the contrary notwithstanding. The form of this Option is exchangeable upon the surrender thereof by Field to PAMCO for new Options of like tenor representing in the aggregate the right to purchase the number of Option Shares purchasable under the Option being exchanged, each such new Option to represent the right to purchase such number of Option Shares as shall be designated by Field at the time of such surrender, but not to exceed in the aggregate the number of Option Shares subject hereto.

               5. Adjustment. If the number of issued and outstanding shares of PAMCO Stock changes at any time on or before the Expiration Date as a result of any recapitalization, stock split, stock dividend, or other change in the capital structure of PAMCO, the number of Option Shares covered by the Option shall be increased or decreased in direct proportion to such change in the number of shares of issued and outstanding PAMCO Stock, and the per share purchase price for such Option Shares shall be adjusted accordingly so that it is the substantial equivalent of the purchase price prior to such change.

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               6. Registration. If the registration or qualification of the
Shares subject to the Option under any federal or state law or the consent or approval of any governmental regulatory body or a national stock exchange is necessary as a condition of or in connection with the purchase or issuance of such Shares, PAMCO shall not be obligated to issue or deliver the certificates representing the Shares as to which the option has been exercised unless and until such registration, qualification, consent, or approval shall have been effected or obtained.

               7. Field's Obligation. Field, by acceptance of this Agreement, expressly acknowledges and agrees that: (1) Field will be solely responsible for all taxes levied by or under federal, state, or municipal authority, to which Field may be or become subject arising out of or resulting from receipt of any Option, holding or exercise thereof or holding, sale, transfer, or other disposition of shares acquired on such exercise; and (2) Field will indemnify PAMCO and its affiliates, and hold such person harmless, of, from, and against any and all loss, damage, obligation or liability, and all costs and expenses (including attorneys' fees) arising as a result of the breach by Field of his obligations set forth in subsection (1) above.

               8. Miscellaneous.

                  a. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telecopy or registered mail addressed as follows:

                  If to PAMCO:          Provident American Corporation
                                        Attention:  Mr. Alvin H. Clemens
                                        2500 DeKalb Pike, P.O. Box 511
                                        Norristown, PA  19404

                  If to Field:          Richard E. Field
                                        134 Medinah Drive
                                        Blue Bell, PA  19422

or such other address as may from time to time be provided by either party.


                  b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its rules on conflicts of law.

                  c. Integration; Modification. This Agreement constitutes the entire agreement between PAMCO and Field regarding the subject matter hereof, and supersedes all prior negotiations and agreements, whether oral or written, between PAMCO and Field with respect to the subject matter of this Agreement. This Agreement may not be modified except by a written agreement signed by PAMCO and Field.

                  d. Severability. In the event of the invalidity or unenforceability of any part or provision of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other

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part or provision of this Agreement, and the remainder of this Agreement shall continue in full force and effect in accordance with its terms.

                  e. Binding Effect. This Agreement shall be binding upon PAMCO and Field and shall inure to their benefit, and their respective heirs, legal representatives, successors, and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have placed their hands and seals as of the day and year first above-written.


                                         PROVIDENT AMERICAN CORPORATION
Attest:


______________________________           By: __________________________________
M. F. Beausang, Jr., Secretary           Alvin H. Clemens, President


                                         AGREED AND ACCEPTED THIS ______ DAY OF
                                         __________________________, 1996


                                         FIELD:


                                         ________________________________(SEAL)
                                         RICHARD E. FIELD


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                               PURCHASE AGREEMENT



To:_____________________________     Date:__________________________________



         The undersigned, pursuant to the provisions of the attached Option, agrees to purchase ________________________ (_____________) Shares of the
Common Stock, $0.10 par value, of Provident American Corporation, and makes payment herewith in full therefore at the price per share provided by such Option.



                                      Signature:_____________________________

                                      Address: ______________________________

                                               ______________________________

_____________________________________________________________________________


                                   ASSIGNMENT


         FOR VALUE RECEIVED, _________________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the Option attached hereto, with respect to the number of Shares of Provident American Corporation covered by such Option to:


NAME OF ASSIGNEE                     ADDRESS        NO. OF OPTION SHARES
----------------                     -------        --------------------






Date:________________              Signature:____________________



                                   Witness:_________________________


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